Exhibit 10.19

LEAVE AND LICENSE AGREEMENT
THIS LEAVE AND LICENSE AGREEMENT IS MADE THIS 23rd DAY OF FEBRUARY 2018 AT PUNE,

BETWEEN
HIS HOLINESS DR. SYEDNA TAHER SAIFUDDlN MEMORIAL FOUNDATION, a Public Trust registered with the Charity Commissioner at Mumbai bearing No. E-15771 (Mum) having its registered office at Amatullah Manzil, 1st Floor, 65 Perin Nariman Street, Fort, Mumbai 400001 and hereinafter referred to as the “Licensor” (which expression shall unless repugnant to the context or meaning thereof be deemed to mean and include its trustees for the time being and the last surviving trustee and heirs, executors, administrators and assigns of such last trustee) and represented herein by its Trustee Dr. Shaikh Iqbal Bagasrawala of the One Part.
AND
PUBMATIC INDIA PRIVATE LIMITED, a company incorporated under the laws of India, having its registered office at 6th Floor, Amar Paradigm, Near Dmart, Baner Road, Pune, Maharashtra 411045, hereinafter referred to as “Licensee” (which expression shall, unless the context requires otherwise, mean and include its successors and permitted assigns), and represented herein by its Co-Founder & Sr. Vice President Mr. Mukul Kumar of the Other Part.
WHEREAS
A.The Licensor is the owner of and absolutely seized and possessed of Unit Nos. 601, 602, 603, 604, 605, 606, 607, 608, 609, 610, 611 and 612 in aggregate admeasuring 35.272 sq. ft. built up area on the 6th Floor of the building known as Amar Paradigm situated at amalgamated land from Hissa Nos. 11/3, 11. and 11/23 from Survey No. 110, Village Baner, Taluka Haveli, within the limits of Pune Municipal Corporation hereinafter referred to as the “Licensed Premises” and more particularly described in the Schedule hereunder written and delineated in the plan annexed hereto.
B.The License has approached the Licensor with a request to allow the License to occupy and use the Licensed Premises for carrying on their business, on leave and license basis for a term of 35 months on terms and conditions mutually agreed between the parties.
C.The Licensor has agreed to grant to Licensee, the license to occupy and use the Licensed Premises on the terms and conditions agreed herein.
D.The Licensed Premises are in fully fitted out (as is where is) form with I 00% power back-up through diesel power generator sets.
E.The parties are desirous of recording the terms and conditions of the leave and license in the manner hereinafter appearing;

THE PARTIES HEREBY AGREE AS FOLLOWS:
1.DEFINITIONS.
1.1In this Leave and License Agreement. unless repugnant to the context thereof, wherever capitalized. the following terms shall have the meanings ascribed to them below:
(a)“Agreement” means this Leave and License Agreement including all schedules and annexure hereto as may be modified from time to time in accordance with the provisions hereof.
(b)“Chargeable Area” shall mean the area of 35,270 sq. ft. built up with a floor efficiency of 75% carpet area.
(c)“Effective Date” means 3rd March, 2018.
(d)“Licensed Premises” means Unit os. 601, 602, 603, 604, 605, 606, 607, 608, 609, 610, 611 and 612 in aggregate admeasuring 35,270 sq. ft. built up area on the 6th Floor of the building known as Amar Paradigm situated at amalgamated land from Hissa Nos. 11/3, 11, and 11/23 from Survey No. 110, all together admeasuring 8467.18 sq. mtRs. at Village Baner, Taluka Haveli, within the limits of Pune Municipal Corporation and more particularly described in the Schedule hereunder written and delineated in the plan annexed hereto.
(e)“License Fee Commencement Date” means the date from which the Licensee shall become responsible for payment of License Fee for the Licensed Premises as provided in clause 5.1 hereof.
(f)“Parties” means the Licensor and Licensee, collectively, and “Party” means either the Licensor or Licensee, as the case may be.
(g)“Maintenance Charges” means the maintenance charges contemplated in clause 9.
(h)“Other Payments” means the amounts payable by the Licensee to the Licensor towards Goods and Service Tax (GST). cess/ levies on the amount of license fee and/or on the maintenance charges in respect of the Licensed Premises and charges for utilities consumed in the Licensed Premises as may be applicable during the tenure of the Agreement, damages, if any, caused to the Licensed Premises on account of use of the Licensed Premises by the Licensee (normal wear and tear excepted).
(i)“Term” means the term of the Agreement provided in clause 4.1.
(j)“Security Deposit” means the interest free refundable security deposit described in clause 6.
1.2All terms of the singular shall include the plural and all terms having the male gender shall include the female gender.

1.3All terms defined in the several clauses hereof, shall have the same meaning assigned to such terms in the clauses.
2.REPRESENTATIONS AND WARRANTIES.
2.1The Parties mutually warrant the correctness of the representations and warranties recorded herein. The Parties recognize and understand that the leave and license agreement is executed between the Parties relying on the strength of the representations and warranties made by the Parties herein.
2.2The Licensor hereby represents and warrants to the Licensee as follows:
(a)The Licensor is the lawful owner of the Licensed Premises having purchased the same from Amar Builders, the Promoter Developer, with Vikram Developers and Others as Consenting Party vide Agreement to Sell dated 20/11/2009, registered in the Office of Sub Registrar Haveli No. 11, at Sr. No. 10209/09 dated 21/11/2009.
The entire consideration payable under the said agreement has been paid.
(b)The Licensor is a public trust duly registered with the Charity Commissioner at Mumbai. It has all necessary permissions/ approvals to occupy the Licensed Premises (including the occupancy/completion certificates), and for the commercial use of the Licensed Premises and no statutory or other approval is required to give the Licensed Premises on leave and license to the Licensee and enter into this Agreement.
(c)The Licensed Premises are not subject to any encumbrance, charge, lien or negative rights of any nature whatsoever, nor are the Licensed Premises the subject matter of any agreement for sale, lease, mortgage or other transaction that may create any rights that could adversely affect the rights of the Licensee under this Agreement.
(d)The Licensed Premises are not subject of any existing, perceived or threatened or anticipated litigation or claims of any nature whatsoever.
(e)The Licensed Premises are meant for commercial purpose and are being assessed as such by the local municipal authorities.
(f)The Licensor has complied and shall comply with all laws, rules and regulations applicable to licensing the licensed premises.
2.3The Licensee hereby represents and warrants to the Licensor as follows:
(a)The Licensee is a validly constituted Company under the Companies Act, 1956 and as such authorized to take on leave and license basis the said Licensed Premises for use as its office.
(b)The Licensee is carrying on business of product development of online advertising and yield optimization.

(c)The Licensed Premises shall be used exclusively by the Licensee for carrying on its business.
(d)The Licensee has the necessary authorizations, approvals and permits to carry on its business in Pune, India and if any specific approvals are necessary to be obtained to carry on business at the Licensed Premises the same shall be obtained and maintained by the Licensee at its costs.
(e)The paid up share capital of the Licensee is currently more than Rs. 1,00,00,000/- (Rupees One Crore only). The Licensee shall at all times during the Term of this Agreement, maintain a minimum paid-up share capital of more than Rs. 1,00,00,000/- (Rupees One Crore only).
2.4The Parties recognize and accept that any inaccuracy, misrepresentation, deviation or failure to perform any of the representations and warranties herein shall constitute a material default under this Agreement.
3.LICENSE.
3.1Based on the aforesaid representation and warranties, the Licensor hereby grants leave and license to the Licensee to occupy and use the Licensed Premises in conside1:ation for the Licensee agreeing to pay the license fee, Maintenance Charges and Other Payments, payable by the Licensee to the Licensor and in accordance with the terms and conditions contained herein.
4.TERM OF LICENSE & LOCK IN PERIOD.
4.1The term of the License shall be for a period of 35 (thirtyfive) months from the Effective Date (“Term”).
4.2The lock-in period shall be 12 months from the Effective Date for the Licensee and 35 months from the Effective Date for the Licensor. During the lock-in period applicable to the Licensee, the Licensee shall not be entitled to terminate this Agreement, except as provided in clauses 18.5 or 19, and during the lock-in period applicable to the Licensor, the Licensor shall not be entitled to terminate this Agreement except as provided in clauses 18.5 or 19. After the lock-in period applicable to the Licensee has expired, the Licensee shall be entitled to terminate this Agreement with at least 60 days’ advance notice in writing to the Licensor.
4.3The Parties may agree for renewal of the License upon expiry of the period of 35 months on such terms and conditions mutually agreed between them.

5.LICENSE FEE.
5.1In consideration of the Licensor granting the license to the Licensee to occupy and use the Licensed Premises, the Licensee shall pay a monthly license fee to the Licensor commencing from the License Commencement Date which is 3rd March, 2018.

5.2During the Term of this Agreement, the Licensee shall pay to the Licensor a sum of Rs. 21,51,470/- (Rupees Twenty One Lakhs Fifty One Thousand Four Hundred and Seventy only) per month calculated·@ Rs. 61/- (Rupees sixty one) per square foot per month on Chargeable Area.
5.3The monthly license fee shall be paid on or before the 7th day of each month.
5.4Goods and Service Tax (GST) and other levies payable on the license fee shall be paid over and above the license fee by the Licensee at applicable rates.
5.5The Licensor shall furnish to the Licensee a certificate from the Income Tax Authorities for non-payment of Tax Deduction at Source (TDS) and hence the Licensee shall not be required to deduct any TDS on the license fee payable by the Licensee to the Licensor. If the Licensor fails to provide the certificate within 3 months from the Effective Date, the Licensee shall be entitled to deduct TDS from the license fee payable to the Licensor. The Licensee shall furnish the necessary TDS certificate as required by law.
6.SECURITY DEPOSIT.
6.1Simultaneously on execution of this Agreement, the Licensor confirms and acknowledges that the Licensee has paid to the Licensor a sum of Rs. 1,29,09,552 (Rupees One Crore Twenty Nine Lakhs Nine Thousand Five Hundred and Fifty Two Only) equivalent to 6 months’ license fee, as an interest free refundable security deposit.
6.2The amount of Security Deposit shall remain constant during the entire Term of this Agreement.
6.3The Licensor shall be entitled to retain the Security Deposit during the entire Term of the Agreement and the Licensor shall be refunded the Security Deposit without interest after deducting any arrears of license fee, Maintenance Charges and Other Payments as provided hereunder, simultaneously upon the Licensee vacating the Licensed Premises as provided herein.
7.FIT-OUTS.
7.1The Licensor has carried out fit-outs (furniture and fixtures) in the Licensed Premises as mutually agreed between the Parties. The fit-outs included creation of separate toilets for males and females within the Licensed Premises.
7.2.The fit-outs (furniture and fixtures) shall at all times remain the property of the Licensor and the Licensee shall use the same in a prudent and reasonable manner, without causing any damage or alteration thereto, normal wear and tear is excepted.
7.3During the Term, the Licensee shall at its costs renew from time to time the annual maintenance contracts in respect of the equipments installed in the Licensed Premises by the Licensor.

8.ACCESS AND COMMON AREAS.
8.1The Licensee, including its officers, employees and visitors shall be entitled to access to the Licensed Premises and the other common areas of the building 24 hours a day, 7 days a week all year round, unless prevented in accordance with the local laws.
9.MAINTENANCE.
9.1The Licensee shall pay the outgoings towards maintenance charges for the Licensed Premises to the association/management company (as the case may be) looking after the day to day maintenance of the common area of the building in which the Licensed Premises are situated.
9.2As on date of this Agreement the sum of Rs. 5.25 per sq. ft. of chargeable area of the Licensed Premises is payable to the association/management company as Maintenance Charges. If there is any increase in the Maintenance Charges the same shall be borne and paid by the Licensee alone.
9.3If any taxes or other levies are payable on the Maintenance Charges, the same shall be paid by the Licensee over and above the Maintenance Charges.
10.ELECTRICITY FOR THE PREMISES.
10.1The Licensee shall pay for electricity charges, as per· the readings of the separate electricity meter/s installed and provided by the Licensor in respect of the Licensed Premises, directly to the service provider or the Licensor as the case may be. The Licensee shall furnish a copy of the payment receipt to the Licensor for its record.
10.2The Licensor has provided an electric load of 350 KVA in the Licensed Premises. In case the Licensee’s business operations require additional power supply, the Licensor shall, upon receipt of Licensee’s written request, procure additional power from the service provider at the costs of the Licensee.
10.3The Licensor shall provide 100% power back up for the Licensed Premises with capacity of 350 KVA. The costs of running the gen-set and maintenance of the gen-set shall be borne and paid by the Licensee.
11.OTHER FACILITIES.
11.1The Licensor shall provide 33 four wheeler car parking spaces along with the Licensed Premises. Two wheelers will be accommodated in the four wheeler parking slots. The Licensee shall not be required to pay any additional compensation for use of the car parking spaces. If the Licensee requires any additional parking spaces, on receipt of written request and subject to availability, the Licensor may provide the same to the Licensee at extra costs mutually agreed between the Parties.

11.2The Licensee shall be permitted to install its signage in the following areas, without any extra cost:
(a)Pylon Directory near entrance of building;
(b)Near Basement Entrance;
(c)Near common IT lobby;
(d)On the floor level of the Licensed Premises; and
(e)On the external Alucobond facade.
The Licensee will not be liable to pay any additional charges/compensation in respect of signage to the Licensor. If any licenses or approval are required or any taxes, cess or any other levy or license fees are payable to any authority. the same be obtained and paid for by the Licensee.
12.PAYMENTS.
12.1The Licensee shall pay Maintenance Charges and Other· Payments along with the payment of license fee, and terms of clause 5 shall wherever the context requires, mutatis mutandis apply to payment for Maintenance Charges and Other Payments.
12.2All payments of the license fee, Maintenance Charges and Other Payments shall be made by demand draft or bank transfer, at the option of the Licensee after confirmation by Licensor. The mode of monthly payment shall be constant unless modified by the Licensee by giving 3 months’ advance notice to the Licensor.
12.3All demand for payments (excluding deposits) by the Licensor from the Licensee under the terms of this Agreement shall be made by raising an invoice specifying the nature of payment and the period for which payment is required to be made.
12.4In case of any delay beyond 10 days from due date in payment of license fee or Maintenance Charges and Other Payments in any two consecutive months in a period of any one year, the Licensor shall have the option to terminate the Agreement. The Licensee shall remain liable for its commitment to pay the license fee for the unexpired lock-in period on termination of the Agreement by Licensor on this ground.
13.REPAIRS AND ALTERATIONS.
13.1The License shall be responsible for the day to day maintenance and upkeep of the Licensed Premises. The Licensee agrees to maintain the interior of the Licensed Premises in wind and water tight condition and take all reasonable preventive and curative steps to effect repairs thereto (except for major or structural repairs), including prevention of any leakage and also carry out general pest control and termite treatment to the Licensed Premises, and on expiry or earlier termination of the license, the Licensed Premises shall be returned in good order and condition, subject to normal wear and tear to the Licensed Premises that has occurred during the Term of the Agreement and other provisions contained herein.
13.2All minor repairs to the Licensed Premises including the fit-outs (maintenance of inside walls, roof and flooring and tenantable improvements) shall be carried out by the Licensee at its own cost and expenses.
13.3The Licensor at its cost shall be responsible for carrying out all external repairs and any internal structural repairs that may be required to be carried out to the Licensed Premises. If the Licensor fails to carry out such major repairs, after 60 days’ notice being given by the Licensee to the Licensor of such repair, the Licensee shall (with prior approval of the Licensor) carry out such repairs and shall deduct the cost of such repairs from the license fee payable by the Licensee.
13.4The Licensor shall ensure that all repairs and maintenance of the Property and/or the Licensed Premises are carried out after prior written notice to the Licensee and in consultation with the Licensee to minimize the impact on its business. The Licensee shall offer co-operation to the Licensor for the said purpose.
13.5In addition to the fit-outs carried out by the Licensor, the Licensee shall be entitled to install additional furniture, fittings, lighting, computers. EPBAX, communication devices or other equipments necessary for the purpose of its business.
13.6The Licensee shall not be entitled to make any structural changes or remove or replace any fit-outs carried by the Licensor to the Licensed Premises without the prior written approval of the Licensor.
14.USE OF THE PREMISES.
14.1During the term of this Agreement, the Licensee shall:
(a)Not store or allowed to be stored in the Licensed Premises, any combustible or hazardous material at any time;
(b)Other than normal wear and tear, not cause any damage to the Licensed Premises or the furniture and fixtures installed therein.
(c)Allow Licensor’s representatives to inspect the Licensed Premises during office hours provided one day’s advance written intimation for the same is given, provided however in case of emergency, the Licensor’s representatives shall be entitled to inspect the Licensed Premises with shorter notice or without notice.
(d)Not to do or permit to be done anything in the Licensed Premises which is likely to be a nuisance or annoyance to the other neighbors or which is likely to cause damage to the Licensed Premises or any part thereof.

(e)Restrict the use of the common area on the building only for accessing the Licensed Premises. Not to install or encroach upon the common area of building wherein the Licensed Premises are situated.
(f)The Licensee shall observe all the rules and regulations governing the unit occupiers in the building known as Amar Paradigm.
14.2The Licensee shall obtain all statutory approvals and/or consents necessary for its business. The Licensor permits the use of the address of the Licensed Premises as temporary address for the purpose of obtaining statutory approvals/consents. The Licensor shall wherever reasonably necessary give its no-objection for obtaining such approvals. The Licensee shall furnish to the Licensor a copy of all such approvals and consents obtained by it. The Licensee alone shall be responsible to comply with the terms of. the· approvals and local laws concerning its business. On expiry of the license or sooner termination thereof, the Licensee shall surrender or transfer the approvals/consents to wherever it deems fit, at its costs.
14.3There would be no privity of contract between the employees of the Licensee and the Licensor and the Licensee alone shall be responsible for compliance with various lows applicable thereto and for payment of wages, salary and other benefits as required by law.
15.PROPERTY TAXES.
15.1The Licensor shall be responsible for the payment of municipal assessments and property taxes to the authorities in respect of the Licensed Premises.
15.2In the event of the Licensee receiving any notice from any authorities requiring payment of any taxes, the Licensee shall forward the same to the Licensor as soon as possible. In the event of the Licensor not making any such required payment, the Licensee shall be entitled to make payment of the same (with prior approval of the Licensor) and shall thereupon be entitled to deduct the same from the license fee and other charges payable under the terms of this Agreement.
16.SPECIFIC COVENANTS.
16.1The Licensee acknowledges that the Licensor is the absolute owner of the Licensed Premises and the license for the use of the Licensed Premises hereby granted to the Licensee is personal and for the limited purpose of carrying on its business.
16.2During the Term, the Licensor shall always be in constructive and in juridical possession of the Licensed Premises and the Licensee will be in use of and occupation of the Licensed Premises as mere Licensee, it being the intention of both the parties that the exclusive possession of the Licensed Premises shall always vest in the Licensor alone.·
16.3Nothing herein contained shall be construed as creating any right interest, easement, tenancy or sub-tenancy or any other right or title of any kind whatsoever in favour of the Licensee in respect of the Licensed Premises or as creating any interest therein in favour of the Licensee other than the permissive use and occupation of the Licensed Premises hereby granted to the Licensee under the terms of this Agreement.
16.4The Licensee shall neither be entitled to let or sublet, assign or transfer any rights under this Agreement to any third party nor permit anyone other than its authorized officers, employees, staff and visitors to occupy or use the Licensed Premises or any part thereof without prior written consent of the Licensor. The Licensee is permitted to allow its subsidiary or holding company, to use the Licensed Premises for the purpose of its business with prior intimation to the Licensor, but the Licensee shall remain liable for all the responsibilities under this Leave and License Agreement.
16.5The Licensor shall be permitted to assign its obligations under this Agreement to any other Party on the provision of 30 days’ written notice to the Licensee. The Licensor shall not be entitled, without the provision of 30 days’ prior written notice to the Licensee, to sell/ convey the Licensed Premises. Provided that in the event of such a sale of the Licensed Premises, the Licensee’s rights hereunder shall not be adversely prejudiced and that the intending Purchaser/s shall confirm this arrangement recorded herein and undertake to refund the Security Deposit to the Licensee as agreed hereunder. Provided that the Licensor shall ensure that any third party obtaining any interest in the Licensed Premises shall, 30 days prior to obtaining the interest in the Licensed Premises, provide a written undertaking to the Licensee agreeing to abide by this Agreement.
17.INSURANCE.
17.1The Licensee shall at its discretion be entitled to keep the Licensed Premises and the fit-outs installed therein by the Licensor and belongings of the Licensee in the Licensed Premises insured in such manner as it may deem fit.
17.2The Licensee shall at its discretion be entitled to keep the Licensed Premises and belongings of the Licensee in the Licensed Premises insured in such manner as it may deem fit.
18.FORCE MAJEURE.
18.1Neither Party shall be liable for any Event of Force Majeure which (a) is beyond the reasonable control of such Party, (b) cannot by exercise of reasonable diligence be prevented or caused to be prevented, (c) cannot be prevented or overcome despite the adoption of reasonable precautions and alternative measures; and (d) which materially and adversely affects such Party’s performance of its obligations under this Agreement.
18.2An Even of Force Majeure means but not limited to (a) an Act of God, that is, any fire, flood, earthquake, storm or other natural disaster; (b) an act of war, invasion, armed conflict, hostile act of foreign enemy, revolution, riot, insurrection, civil commotion or act of terrorism; or (c) any explosion, fire, blockade, breakdown or other accident not caused due to negligence or failure to take due care or to comply with the terms of this Agreement.

18.3In the event of the occurrence of any Event of Force Majeure. such of the obligations that cannot be performed shall be suspended during the period of the Event of Force Majeure. The Party concerned shall immediately communicate to the other Party the existence of such Event of Force Majeure and use best efforts to alleviate the difficulty caused by such Event of Force Majeure. It is clarified, however, that in any such event of Force Majeure, the Licensor shall not be entitled to take any unilateral action requiring the Licensee to vacate the Licensed Premises for any period of time unless there is a Government or Municipal order requiring the same and shall take necessary steps in consultation with the Licensee as far as possible.
18.4Reserved.
18.5If Licensee is unable to use the Licensed Premises for its business on account of any events of Force Majeure, the Licensee shall not be obligated to make payment of license fee, Maintenance Charges or Other Payments to the Licensor during such period. If the events of Force Majeure continue for a period 60 days, either Party shall be entitled to terminate this Agreement by giving 30 day advance notice in writing to the other. In the event, this Agreement is terminated during either the Licensor or the Licensee lock-in periods for reason of Force Majeure, the Licensee shall not be required to pay the license fee for the balance period of the lock-in.
19.TERMINATION.
19.1In case of breach of any of the terms of this Agreement by either Party (save and except the non-payment of Licensee Fee, Maintenance Charges and Other Payments), the other Party (i.e. non-defaulting party) shall issue a written notice stating the breach and manner in which it is to be rectified. Failure to cure the breach within 30 days of receipt of notice by the defaulting party, shall entitle the non-defaulting party t0 terminate this Agreement.
19.2In case of delay in payment exceeding 10 days from the due date of payment in any two consecutive months in any one year of the term of this Agreement or in case of non-payment of license fee, Maintenance Charges and Other Payments in any two months in any one year of the term of this Agreement, the Licensor shall be entitled to terminate this Agreement and call upon the Licensee to vacate the Licensed Premises.
19.3If the Agreement is terminated on account of breach by the Licensee, the Licensee shall be bound and liable to pay the license fee for the unexpired term of the lock-in period to the Licensor.
19.4On the happening of any of the following events. the Agreement shall automatically terminate:
(a)The Licensee files a voluntary petition for winding up;
(b)The Licensee or the Licensor is adjudged insolvent;

(c)A trustee or receiver is appointed by a court for all or a substantial portion of the assets of the Licensee or the Licensor;
(d)The Licensee suspends its business;
(e)A court assumes jurisdiction of the assets of the Licensee or the Licensor;
(f)The Licensee or the Licensor makes an assignment of their assets for the benefit of its creditors except as required in the ordinary course of business.
19.5On expiry of the term of this Agreement or sooner termination as provided herein (including, without limitation, under clause 18.5), the following consequences shall follow:
(a)The Licensee shall vacate the Licensed Premises removing all the moveable furniture and equipments brought by the Licensee. The moveable furniture and equipments brought by the Licensee shall be removed without damaging the Licensed Premises. If in the opinion of the Licensee, any attempt to remove any moveable furniture and equipments brought by the Licensee shall damage the Licensed Premises, the Licensee shall either (i) leave the fixture in place or (ii) remove the fixture and restore the damaged portion of the Licensed Premises to its original form. The Licensor shall not be liable to reimburse the costs of any fixtures left behind by the Licensee. The Licensee shall not be entitled to remove or damage any part of the fixtures installed by the Licensor as part of fit-outs. Prior to handing over the Licensed Premises, the Licensee and the Licensor shall carry out a joint inspection of the Licensed Premises one month prior to ascertain damage, if any, to the Licensed Premises and the fit-outs carried out by the Licensor. If any damage is found, the Licensee shall be bound to restore the same at its costs prior to vacating the Licensed Premises.
(b)The Licensor shall refund the Security Deposit to the Licensee simultaneously on the Licensee complying with clause (a) above. If there are any arrears of payment of license fees, Maintenance Charges or Other Payments or failure to handover TDS certificate by the Licensee, an amount equivalent of such arrears shall be deducted from the Security Deposit.
(c)If the Licensor does not return the Security Deposit to the Licensee as required herein, the Licensee shall be entitled to continue to occupy the Licensed Premises, without any obligation of payment of license fee until such time as the Security Deposit is refunded, provided however, the Licensee shall pay its share of maintenance charges and electricity charges and payment of utilities consumed in the Licensed Premises.
(d)Without prejudice to the other remedies available to the Licensor, if the Licensee does not vacate the Licensed Premises on expiry of the term of this Agreement or sooner termination despite the Licensor willing to refund the Security Deposit, the Licensee shall be liable to pay twice the amount of last paid license fee for such period that the Licensee remains in occupation of the Licensed Premises. The Licensor shall be entitled adjust such amount from the Security Deposit.

20.GOVERNING LAW AND JURISDICTION.
20.1This Agreement shall be governed in all respects by laws of India and shall be subject to exclusive jurisdiction of Courts in Pune.
20.2In case of any difference and/or dispute between the Parties arising out of any provision of this Agreement including interpretation of any clause hereof, the Parties shall attempt to amicably resolve the same in consultation (by Senior Officers) with each other within a period of 30 days. In case the issues cannot be resolved amicably Parties shall refer the matter to a sole arbitrator to be appointed by the Parties. The arbitration shall be in English language in Mumbai and in accordance with the Arbitration and Conciliation Act, 1996 (as amended).
21.INDEMNITY.
21.1Either Party shall indemnify the other against any and all claims, losses, injuries, liabilities, costs, expenses, damages, actions or proceedings directly arising from breach of the provisions of this Agreement or violation of law or inaccuracy/misrepresentation of representations or warranties under this Agreement. The indemnity shall include the costs of litigation incurred by the non-breaching party in defending its interest in case if any claims are made resulting in institution of legal proceedings.
22.MISCELLANEOUS.
22.1This Agreement together with the annexed Schedules executed by the parties hereto constitutes the entire agreement between the Parties with respect to the subject matter herein and supersedes and cancels all previous agreements and negotiations thereof.
22.2This Agreement may be amended by the Parties only in writing by mutual consent.
22.3No forbearance, relaxation or inaction by any Party at any time to require the performance of any provision of this Agreement shall in any way affect, diminish or prejudice the right of such Party to require the performance of that or any other provision of this Agreement or be considered to be a waiver of any right, unless specifically agreed in writing.
22.4In the event of any provision of this Agreement being held or becoming invalid, unenforceable or illegal for any reason, this Agreement shall remain otherwise in full force apart from the said provision, which will be replaced with a legally valid provision that most nearly reflects the same purpose as that of the deleted provision.
22.5Any notice to be served by either Party shall be sent by registered mail acknowledgement due or reputed courier with acknowledgement at the following address:

Licensor:	His Holiness Dr. Syedna Taher Saifuddin Memorial Foundation

Address:	Amatullah Manzil, 1st Floor, 65 Perin Nariman Street, Fort. Mumbai 400001

Kind Attn:	Dr. Shaikh Iqbal Bagasrawala Trustee

Licensee:	PubMatic India Private Limited

Address:	6th Floor, Amar Paradigm, Near O-mart, Baner Road Pune, Maharashtra 411045

Kind Attn:	Mr. Mukul Kumar Co-Founder & Sr. Vice President
22.6The Original Agreement shall be retained by the Licensor and a certified copy shall be retained by the Licensee, both will be deemed as original.
22.7It is mutually agreed by and between the parties that” in the event of any change in applicable law pertaining to or affecting the Licensed Premises or part of the Licensed Premises, and which adversely affects the rights of the Licensor or the Licensee herein, or results in the license granted herein as affecting or altering the present rights or remedies of either the Licensor or the Licensee in law and/or under this Agreement, the Licensor and the Licensee shall negotiate and enter into a fresh license agreement on such terms and conditions as may be mutually agreeable. If agreed by the Licensor and the Licensee, such fresh license agreement shall take effect immediately upon the execution thereof so as not to affect the use of the Licensed Premises by the Licensee.
22.8The Licensor and Licensee shall be equally liable to pay the stamp duty, legal and registration charges with respect to this Agreement.

SCHEDULE
Description of the Licensed Premises
Unit Nos. 601, 602, 603, 604, 605, 606, 607, 608, 609, 610, 611 and 612 in aggregate admeasuring 35,270 sq. ft. built up area on the 6th Floor of the building known as Amar Paradigm situated at amalgamated land from Hissa Nos. 11/3, 11, and 11/23 from Survey No. 110, Village Baner, Taluka Haveli, within the limits of Pune Municipal Corporation and more particularly shown in plan annexed hereto.
IN WITNESS WHEREOF THE PARTIES HAVE EXECUTED THIS AGREEMENT AS UNDER:

LICENSOR	LICENSEE

For His Holiness Dr. Syedna Taher Saifuddin Memorial Foundation	PubMatic India Private Limited

/s/ Dr. Shaikh Iqbal Bagasrawala	/s/ Mr. Mukul Kumar

Dr. Shaikh Iqbal Bagasrawala Trustee	Mr. Mukul Kumar Co-Founder & Sr. President

Witnesses

(1) Name:	Signature:

(2) Name:	Signature:

RECEIPT
Received a sum of Rs. 1,29,09,552 (Rupees One Crore Twenty Nine Lakhs Nine Thousand Five Hundred and Fifty Two Only) as refundable interest free security deposit paid vide cheque / Demand draft bearing no ____ Dated __________________ Drawn IDBI bank.
We say received
His Holiness Dr. Syedna Taher Saifuddin Memorial Foundation
Dr. Shaikh Iqbal Bagasrawala
Trustee

His Holiness Dr. Syedna Taher Saifuddin
Memorial Foundation
A TRUE COPY OF CIRCULAR RESOLUTION DATED 08-02-2018 PASSED BY THE BOARD OF TRUSTEES OF HIS HOLINESS DR.SYEDNA TAHER SAIFUDDIN MEMORIAL FOUNDATION.
The Trust has decided to give on Leave and Licence basis property situated at Amar Paradigm 6th Floor, Baner Road, Pune-411 045, to Pubmatic India Pvt. Ltd having its registered office at 6' Floor, Ammar Apex, Baner Road, Pune, Limited for a period of 35 months starting 03-03-2018. The said Leave and Licence Agreement needs to be register with the Sub registrar of Pune.
The Trust hereby authorize Dr. Shaikh Iqbal Bagasrawala to do all necessary formalities and compliance in connection with the registration of Leave and Licence Agreement entered into with Pubmatic India Private Limited for a period of 35 months starting 03-03-2018 as per the terms and condition laid down in the said agreement.
In the circumstance stated above, it is hereby resolved as follows:-
“RESOLVED that the consent of the Board of Trustees be and hereby accorded to register the Leave and Licence Agreement”.
"RESOLVED that Dr. Shaikh Iqbal Bagasrawala is hereby authorized to lodge the Leave and Licence Agreement with the Sub-Registrar of Assurance at Pune and to sign other related documents and paper which are required as law”.
In the circumstances stated above, it hereby resolved as follows:

Certified True Copy

For his Holiness Dr. Syedna Taher Saifuddin Memorial Foundation.

TRUSTEE

CERTIFIED TRUE COPY OF THE RESOLUTION PASSED IN THE MEETING OF THE BOARD OF DIRECTORS OF PUBMATIC INDIA PRIVATE LIMITED HELD ON 08TH MAY, 2014

Signing Authority for Mr. Mukul Kumar:
"RESOLVED that Mr. Mukul Kumar be and hereby is, authorized to negotiate, finalize, execute, deliver and cause the performance of, in the name and on behalf of the Company, and under its corporate seal or otherwise, all such agreements, instruments, certificates and documents, including any notices and other documents required thereby, and any changes, modifications, amendments or supplements thereto, as in his judgment shall be necessary, proper or advisable in connection with the general business purposes and operations of the Company and to take all such steps and do or cause to be done all such acts, deeds and things as may be necessary, incidental or proper to give effect to. the transactions contemplated therein."
Certified True Copy
FOR PUBMATIC INDIA PRIVATE LIMITED
DIRECTOR
DIN – 06872512

SPECIAL POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS THAT WE. His Holiness Dr. Syedna Taher Saifuddin Memorial Foundation. Through their Trustee Dr. Shaikh Iqbal Bagasrawala Age about 65 years, Occupation: Doctor
Residing at - _________________
1.We are the Authorised Trustee of His Holiness Dr. Syedna Tahar Saifuddin Memorial Foundation under the Registered Charitable Trust No. ____________ having office at Amatullah Manzil, 35 Bazar Gate Street, Fort, Mumbai 400001.
2.That from time to time. We cause to execute various agreement, deeds and documents in our personal capacity and also as an Authorised Trustee of His Holiness Dr. Syedna Tahar Saifuddin Memorial Foundation.
3.That cue to my Doctor occupation. I am unable to personally remain present before the concerned Sub Registrar of Assurances and admit execution of the deeds and documents before the said office.
Now therefore I hereby appoint, nominate and contribute.
Mr. Conrad R. Francis, Age 43 years. Occu Service. Having address at Robert ______ Chawl, Room No 11. Next to _______________________________________ Road __________ 400005.

PAN No. AAEPF 5005J
AS MY TRUE AND LAWFUL ATTORNEY, for us in our name and our Trust behalf to do execute and perform of cause to be done, executed and performed all of any of the following acts deeds and things.
1.To present and lodge in the office of the concerned Sub Regitrar and to appear before the concerned officers Sub Registrar and to admit in our Trust name and on our behalf execution of Agreements, Deeds and such other documents executed by us and to do all acts and things necessary for effectively registering the and Agreement. Deeds Leave & License Agreement and Lease Deed etc.
2.To appear before the concerned revenue authorities and ____________ statements on oath or otherwise in respect of the execution of the said agreements, deeds and documents.
AND generally to do, execute and perform any other acts, deeds or things whatsoever as our attorneys may deem fit and proper as fully and effectually as we could have done ourselves if had we been present personally notwithstanding that no express powers or authority in that behalf is herein provided.
And we do hereby agree to ratify and o ratify and confirm all and whatsoever acts, deeds and things our attorney shall do, execute or perform or cause to be done, executed performed in exercise of the powers herein contained or otherwise ____________.
And the present power of attorney __________________ as such stamp duty of Pte. _______________________________.

IN WITNESS WHEREOF WE HAVE SIGNED THIS AT _________________________ 21st DAY OF NOVEMBER 2015.

EXECUTANT
Witness

1.

2.

PAN No. AAEPF5605J
AS MY TRUE AND LAWFUL ATTORNEY, for us in our name and our Trust behalf to do execute and perform or cause to be done, executed and performed all or any of the following acts, deeds and things.
1.To present and lodge in the office of the concerned Sub Registrar and to appear before the concerned officer/ Sub Registrar and to admit in our Trust name and on our behalf execution of Agreement, Deeds and such other documents executed by us and to do all acts and things necessary for effectively registering the said Agreements, Deeds Leave & License Agreement and Lease Deed etc.
2.To appear before the concerned revenue authorities and give statements on oath or otherwise in respect of the execution of the said agreements deeds and documents.
AND generally to do, execute and perform any other acts, deeds or things whatsoever as our attorneys may deem fit and proper as fully and effectually as we could have done ourselves if had we been present personally notwithstanding that no express powers or authority in that behalf is herein provided.
And we do hereby agree to ratify and do ratify and confirm all and whatsoever acts, deeds and things our attorney shall do, execute or perform or cause to be done performed in exercise of the in exercise of thing powers herein contained or otherwise done.

PAN No. AAEPF5605J
AS MY TRUE AND LAWFUL ATTORNEY, for us in our name and our Trust behalf to do execute and perform or cause to be done, executed and performed all or any of the following acts, deeds and things.
1.To present and lodge in the office of the concerned Sub Registrar and to appear before the concerned officer/ Sub Registrar and to admit in our Trust name and on our behalf execution of Agreement. Deeds and such other documents executed by us and to do all acts and things necessary for effectively registering the said Agreements, Deeds Leave & License Agreement and Lease Deed etc.
2.To appear before the concerned revenue authorities and give statements on oath or otherwise in respect of the execution of the said agreements deeds and documents.
AND generally to do, execute and perform any other acts, deeds or things whatsoever as our attorneys may deem fit and proper as fully and effectually as we could have done ourselves if had we been present personally notwithstanding that no express powers or authority in that behalf is herein provided.
And we do hereby agree to ratify and do ratify and confirm all and whatsoever acts, deeds and things our attorney shall do, execute or perform or cause to be done executed performed in exercise of the powers herein contained or otherwise done.